Exhibit 99.2

BOSTON, February 3, 2022—GreenLight Biosciences (“GreenLight”), a biotechnology company dedicated to making ribonucleic acid (RNA) products affordable and accessible for human health and agriculture, and Environmental Impact Acquisition Corp. (Nasdaq: ENVI) (“ENVI”), a special purpose acquisition company, yesterday announced the closing of their previously announced business combination.

In connection with the closing, the company changed its name to GreenLight Biosciences Holdings, public-benefit corporation, with shares of Class A common stock and public warrants trading today on Nasdaq under the ticker symbols “GRNA” and “GRNA.WS” respectively. The business combination was approved at a special meeting of ENVI stockholders on February 1, 2022.

GreenLight harnesses the power of biology to develop RNA-based solutions for some of humanity’s greatest challenges in human health through mRNA vaccines and therapeutics and in food production through RNA crop-protection products. The company’s breakthrough cell-free RNA manufacturing platform, which is protected by numerous patents, allows for cost-effective and scalable production of RNA.

“Today an exciting new chapter begins as we become a publicly listed company and public-benefit corporation,” said CEO Andrey Zarur. “We are thrilled to accelerate commercialization by attracting the talent, investing in the tools, and scaling our manufacturing infrastructure to continue developing our platform for design, development, and production of unprecedented new applications for RNA.”

“In creating ENVI, our goal was to partner and combine with a high-growth, technology-rich business, propelled by a large market opportunity and a business model supporting critical sustainability initiatives,” said Dan Coyne, CEO of Environmental Impact Acquisition Corp. “GreenLight has an impressive pipeline of RNA products spanning human, animal, and plant health, and its exceptional team understands what it takes to deliver breakthrough technology to market. We are extremely pleased to have completed this transaction, resulting in GreenLight becoming a public company.”

SVB Leerink and Credit Suisse served as financial and capital markets advisors to GreenLight and co-placement agents on the PIPE transaction. Foley Hoag LLP served as legal advisor to GreenLight. Canaccord Genuity served as financial advisor and Latham & Watkins LLP served as legal advisor to Environmental Impact Acquisition Corp.

To celebrate the completion of the business combination, GreenLight will ring the closing bell at Nasdaq at 4 p.m. ET on February 8, 2022.

About GreenLight Biosciences

GreenLight Biosciences aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. Our RNA platform allows us to research, design, and manufacture for human, animal, and plant health. In human health, this includes mRNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The company’s platform is protected by numerous patents. GreenLight’s human health product candidates are in the pre-clinical stage, and its product candidates for the agriculture market are in the early stages of development or regulatory review. GreenLight is a public benefit corporation that trades under the ticker GRNA on Nasdaq. For more information, visit GreenLight’s website.

About Environmental Impact Acquisition Corporation

Environmental Impact Acquisition Corp. is a Special Purpose Acquisition Company. The Company is sponsored by CG Investments Inc. VI, an affiliate of Canaccord Genuity, which manages several investment vehicles.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, with respect to the proposed transaction between GreenLight Biosciences, Inc. (“GreenLight”) and Environmental Impact Acquisition Corp. (“ENVI”). These forward-looking statements generally are identified by the words “believe,” “project,”

“expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of ENVI’s securities and the effect of the announcement or pendency of the transaction on GreenLight’s business relationships, operating results, and business generally. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ENVI and GreenLight assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Media contact:

Thomas Crampton

SVP & Head of Corporate Affairs

GreenLight Biosciences

tcrampton@greenlightbio.com

+44 7826 995794

+1-914-202-2762

Investor contact:

investors@greenlightbio.com

https://investors.greenlightbio.com/